SCHEDULE 14A INFORMATION
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--------------------------------------------------------------------------------
Avitar, Inc. (File Number 1-15695)
(Name of Registrant as Specified In Its Charter)
-------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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

                                  AVITAR, INC.
                                   65 Dan Road
                           Canton, Massachusetts 02021


                                                                  June 30, 2003


Dear Stockholder:


         You are cordially invited to attend the Annual Meeting of the Stockholders of Avitar, Inc., a Delaware corporation ("Avitar"), at Avitar's offices at 65 Dan Road, Canton, Massachusetts 02021, on July 28, 2003 at 11:00 a.m.

         At the meeting you will be asked to consider and vote upon (1) the election of five Directors to Avitar's Board of Directors; (2) the ratification and approval of the issuance and reservation of shares of common stock in connection with the February 2003 Private Placement, as described in this Proxy Statement; (3) the approval of the issuance and reservation of shares of common stock in connection with the Modification Agreement, as described in this Proxy Statement; (4) the approval of the issuance and reservation of shares of common stock in connection with the New Private Placement, as described in this Proxy Statement; (5) the adoption of an Amendment of the Certificate of Incorporation to increase the authorized shares of common stock from 100,000,000 to 200,000,000; (6) the re-appointment of BDO Seidman, LLP as Avitar's independent auditors for the fiscal year ending September 30, 2003; and (7) any other business that properly comes before the meeting or any adjournments or postponements thereof, including a shareholder proposal described in this Proxy Statement.

         The Board of Directors recommends that shareholders vote FOR Items 1, 2, 3, 4, 5 and 6 and AGAINST the proposal in Item 7.


         Your vote is important. We urge you to complete, sign, date and return the enclosed proxy card promptly in the accompanying prepaid envelope. You may, of course, attend the Meeting and vote in person, even if you have previously returned your proxy card.

                                                    Sincerely yours,

                                                    Peter P. Phildius,
                                           Chairman and Chief Executive Officer

                                  Avitar, Inc.
                                   65 Dan Road
                           Canton, Massachusetts 02021



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To be held on July 28, 2003.



To the Stockholders of Avitar, Inc.:

         Notice is hereby given that the Annual Meeting of Stockholders of Avitar, Inc., a Delaware corporation ("Avitar") will be held at 11:00 a.m., local time, on July 28, 2003 at Avitar's offices at 65 Dan Road, Canton, Massachusetts, for the following purposes:


(1) To consider and vote upon the election of the Board of Directors consisting of five persons to serve until the next annual meeting of the stockholders;

(2) To consider and vote upon the ratification and approval of the issuance and reservation of all shares of Common Stock issued or issuable in connection with the February 2003 Private Placement described in this Proxy Statement;

(3) To consider and vote upon the approval of the issuance and reservation of all shares of Common Stock issued or issuable in connection with the Modification Agreement described in this Proxy Statement;

(4) To consider and vote upon the approval of the issuance and reservation of all shares of Common Stock issued or issuable in connection with the New Private Placement described in this Proxy Statement;

(5) To consider and vote upon the Amendment of the Certificate of Incorporation of Avitar to increase the authorized shares of Common Stock from 100,000,000 to 200,000,000;

(6) To consider and vote upon a proposal to ratify the selection of BDO Seidman, LLP as Avitar's independent auditors for the fiscal year ending September 30, 2003; and

(7) To conduct such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof, including the shareholder proposal described in this Proxy Statement.

         Only record holders of Common Stock at the close of business on June 19, 2003 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. To ensure that your vote will be counted, please complete, sign, date and return the Proxy in the enclosed prepaid envelope whether or not you plan to attend the Annual Meeting. You may revoke your proxy by notifying the Secretary of the Company in writing at any time before it has been voted at the Annual Meeting.

June 30, 2003                                By Order of the Board of Directors
Canton, Massachusetts                        Jay C. Leatherman,
                                             Secretary, Avitar, Inc.



     YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING.

                                  Avitar, Inc.
                       -----------------------------------


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 28, 2003
                      ------------------------------------



         THE ACCOMPANYING PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AVITAR, INC.


         If properly signed and returned and not revoked, the proxy will be voted in accordance with the instructions it contains. The persons named in the accompanying proxy will vote the proxy for the Board of Directors' slate of directors and for the other matters listed on the proxy, but against Item 7, in each case as recommended by the Board of Directors unless contrary instructions are given. At any time before it is voted, each proxy granted may be revoked by the stockholder by a later dated proxy, by written revocation addressed to the Secretary of Avitar, Inc. at the address below or by voting by ballot at the Annual Meeting.

         The Company's principal executive offices are located at 65 Dan Road, Canton, Massachusetts 02021. This proxy statement and the accompanying proxy are being sent to stockholders on or about June 30, 2003. ANY PROXY MAY BE REVOKED IN PERSON AT THE ANNUAL MEETING, BY SUBMITTING A PROXY DATED LATER THAN THE PROXY TO BE REVOKED OR BY NOTIFYING THE SECRETARY OF THE COMPANY IN WRITING AT ANY TIME PRIOR TO THE TIME THE PROXY IS VOTED.

                                VOTING SECURITIES

     The Board has fixed the close of business on June 19, 2003 as the record date (the "Record Date") for determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. Only stockholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. On the Record Date, the Company had outstanding 73,063,197 shares of Common Stock and 136,202 shares of Preferred Stock, of which 7,228 were shares of Series B Preferred Stock and 93,333 were shares of Series D Preferred Stock. Stockholders are entitled to one vote for each share of Common Stock (including 10 shares underlying each share of Series D Preferred Stock) and each share of Series B Preferred Stock on the election of members of the Board of Directors and other business as may properly come before the meeting or any adjournments thereof. The holders of a majority of the outstanding voting shares constitute a quorum. Abstentions from voting and broker non-votes on a particular Proposal will be counted for purposes of determining the presence of a quorum but will not be counted as affirmative or negative votes on the Proposals.

     As of the Record Date, the directors and executive officers of Avitar as a group held 5,623,522 voting shares, representing 7.6 % of the shares eligible to vote at the Annual Meeting. (In addition, also as of the Record Date, beneficial owners of approximately 5% or more of Common Stock, as listed in the table of SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT in this Proxy Statement, held in the aggregate 16,201,765 voting shares, representing 21.9% of the shares eligible to vote at the Annual Meeting.)

                         ACTION TO BE TAKEN UNDER PROXY

     All proxies for stockholders in the accompanying form that are properly executed and returned will be voted at the Annual Meeting and any adjournments thereof in accordance with any specifications thereon or, if no specifications are made, will be voted for the election of the five nominees described herein and for Items 2, 3, 4, 5 and 6, but against Item 7.

                                  SOLICITATION

     Avitar will bear the entire cost of the solicitation of proxies from its stockholders, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares beneficially owned by others to forward to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, telegram or personal solicitation by directors, officers or other regular employees of Avitar. No additional compensation will be paid to such persons for such services. Avitar may also employ the services of a professional solicitation company to assist with solicitation of stockholders; but as of June 30, 2003 Avitar has not determined to retain a solicitation company. If such a company were subsequently retained, Avitar would bear the entire cost.


                                   ITEM NO. 1
                              ELECTION OF DIRECTORS


         Five (5) directors will be elected to hold office until the next Annual Meeting of Stockholders and until their successors have been elected and duly qualified. The persons named on the accompanying proxy will vote all shares for which they have received proxies for the election of the nominees named below unless contrary instructions are given. In the event that any nominee should become unavailable, shares will be voted for a substitute nominee unless the number of directors constituting a full board is reduced. Directors are elected by plurality vote.

                                    NOMINEES



         The name, age and position with Avitar of each nominee for director is listed below, followed by summaries of their background and principal occupations.

Name                         Age      Title
----                         ---      -----
Peter P. Phildius            73   Chairman of the Board/Chief Executive Officer
Douglas W. Scott             56   President and Chief Operating Officer/Director
Neil R. Gordon (1)(2)        55   Director
James Groth (1)(2)           64   Director
Charles R. McCarthy, Jr.     64   Director
                  (1)(2)

1. Member of Audit Committee.
2. Member of Compensation Committee.


PETER P. PHILDIUS

     Mr. Phildius has been Chairman of the Board of Directors since October 1990 and Chief Executive Officer since July 1996. He has been a general partner in Phildius Kenyon & Scott, a partnership ("PKS"), since that firm's founding in 1985. Prior to 1985, Mr. Phildius was an independent consultant and Chairman and co-founder of Nutritional Management, Inc., a company that operated weight loss clinics (1983 - 1985), President and Chief Operating Officer of Delmed, Inc., a medical products company (1982 - 1983), President and Chief Operating Officer of National Medical Care, Inc., a dialysis and medical products company (1979-1981) and held a variety of senior management positions with Baxter Laboratories, Inc. ("Baxter"), a hospital supply company and the predecessor of Baxter Healthcare Corporation. During the last eight years of his 18 year career at Baxter (1961 -
1979), Mr. Phildius was Group Vice President and President of the Parenteral Division, President of the Artificial Organs Division and President of the Fenwal Division.

DOUGLAS W. SCOTT

     Mr. Scott has been the Chief Operating Officer since July 1996, was the Chief Executive Officer from August 1989 until July 1996 and has been a director since August 1989. Mr. Scott has been a general partner in PK&S since its founding in 1985. Prior to 1985, Mr. Scott was Executive Vice President of Nutritional Management, Inc. (1983 - 1985); Senior Vice President, Operations of Delmed, Inc. (1982 - 1983); Vice President, Quality Assurance of Frito-Lay, Inc., a consumer products company (1980 - 1982); and held several senior positions at Baxter from 1970 to 1980. The last two of these senior positions at Baxter were General Manager of the Vicra Division and General Manager of Irish Operations. Mr. Scott is also a director of Candela Corporation, a publicly-traded company in the business of manufacturing and marketing medical lasers. Mr. Scott received an M.B.A. from the Harvard Business School.

JAMES GROTH

     Mr. Groth has served as a director since January 1990. Mr. Groth has been President of Mountainside Corporation, a provider of corporate sponsored functions, for over the past 15 years.

NEIL R. GORDON

     Mr. Gordon has served as a director since June 1997. He has been President of N.R. Gordon & Company, Inc., a company that provides a broad range of financial consulting services, since 1995. From 1981 to 1995, he was associated with Ekco Group, Inc. and served as its Treasurer from 1987 to 1995. Mr. Gordon has also served as Director of Financing and Accounting for Empire of Carolina, Inc. He received a Bachelor of Science Degree from the Pennsylvania State University.

CHARLES R. McCARTHY, JR.

     Mr. McCarthy was elected as a director in February 1999. He has been a counsel in the Washington D.C. law firm, O'Connor & Hannan, since 1993. Previously, Mr. McCarthy was General Counsel to the National Association of Corporate Directors, served as a trial attorney with the Securities and Exchange Commission, was Blue Sky Securities Commissioner for the District of Columbia and was a law professor teaching securities law topics and served as a Board member of and counsel to a number of public companies over the last 30 years.


NUMBER OF DIRECTORS

         The Company's Bylaws allow the Board to fix the number of Board members between 3 and 7. The number has been fixed, at present, at 5. The Board can increase the number to 7 at any time without stockholder approval. There are no family relationships between any Director or Executive Officer of Avitar and any other Director or Executive Officer of Avitar.

TERM


         Directors hold office for a period of one year from the Annual Meeting of Stockholders at which they are elected or until their successors are duly elected and qualified. Officers are appointed by the Board of Directors and hold office at the will of the Board.

BOARD MEETINGS AND COMMITTEES

         The Board held 4 meetings during the fiscal year ended September 30, 2002.

         The Board has two standing committees: the Audit Committee and the Compensation Committee. The Board does not have a standing nominating committee or any committee performing the function of such a committee. During fiscal year 2002, each Board member attended at least 75% of the aggregate number of meetings of the Board and the Committee of the Board on which he served.

AUDIT COMMITTEE.

         The Audit Committee meets with the independent auditors, at a minimum annually, to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial records. Management has primary responsibility for financial statements and the reporting process, including the systems of internal controls, and has represented to the Audit Committee that Avitar's 2002 consolidated financial statements are in accordance with generally accepted accounting principles. The Audit Committee, comprised of Mr. Gordon, Mr. Groth and Mr. McCarthy, held 2 telephone meetings concerning fiscal year 2002 (although both meetings were held during the first quarter after fiscal year
2002). In addition, the Audit Committee reviewed and approved the financial statements that were included in each of the quarterly reports on Form 10-QSB during the year ended September 30, 2002.

AUDIT COMMITTEE REPORT

         In connection with the fiscal 2002 audit, the Audit Committee has:



- reviewed and discussed with management Avitar's audited consolidated financial statements included in our annual report on Form 10-KSB for the year ended September 30, 2002,

- discussed with BDO Seidman, LLP the matters required to be discussed by Statement of Auditing Standards No. 61,

- discussed with BDO Seidman, LLP whether various other services performed for Avitar during 2002 were compatible with BDO Seidman, LLP maintaining its independence, and

- received from and discussed with BDO Seidman, LLP the written disclosures and the letter from BDO Seidman, LLP required by the Independence Standards Board Standard No. 1 and discussed with BDO Seidman, LLP its independence.


     Based on the review and the discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our annual report on Form 10-KSB for the year ended September 30, 2002 for filing with the Securities and Exchange Commission.

     The Board of Directors has approved a written charter, a copy of which was attached to the 2001 Proxy Statement. Two members of the Audit Committee have been determined to be independent in accordance with the requirements of Section 121(A) of the American Stock Exchange listing standards.

     Fiscal 2002 Audit Firm Fee Summary. During fiscal year 2002, Avitar retained its principal auditor, BDO Seidman, LLP to provide services in the following categories and amounts:

Audit Fees, including review of quarterly 10-QSB filings............$106,290
All Other Fees................................................... ...$18,100

     The Audit Committee has considered whether the provision of non-audit services by the Company's principal auditor was compatible with maintaining auditor independence and has determined such services were not incompatible with maintaining auditor independence.

                               THE AUDIT COMMITTEE
                                 Neil R. Gordon
                                   James Groth
                            Charles R. McCarthy, Jr.

     The Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 (together, the "Acts"), except to the extent Avitar specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE. The Compensation Committee makes recommendations to the Board concerning salaries and incentive compensation, awards stock options to employees and consultants and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee, comprised of Mr. Gordon, Mr. Groth and Mr. McCarthy, held no meetings in fiscal year 2002.


DIRECTOR COMPENSATION

         During Fiscal 2002, in accordance with a plan approved by the Company on September 25, 2001, the Company compensated its non-management directors with a $5,000 annual retainer, $1,000 for each board meeting attended and $500 for each committee meeting attended. In addition, this plan provides for each non-management director to be granted options covering 100,000 shares of the Company's common stock upon initial election to the Board and 30,000 shares of the Company's common stock for each year in which he/she was selected to serve as a director. Under the plan approved by the Company on September 25, 2001, non-management directors received option grants covering 90,000 shares of the Company's common stock on March 31, 2002. These options have an exercise price of $.76 per share, vest over three years and will expire in March 31, 2012.

         For information on compensation to management directors, see "Management-Executive Compensation" below.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number of shares of the Common Stock beneficially owned as of June 19, 2003 by (i) each person believed by Avitar to be the beneficial owner of more than 5% of the Common Stock; (ii) each director;
(iii) the Chief Executive Officer and its four most highly compensated executive officers (other than the Chief Executive Officer) who earn over $100,000 a year; and (iv) all directors and executive officers as a group. Beneficial ownership by the stockholders has been determined in accordance with the rules promulgated under Section 13(d) of the Securities Exchange Act of 1934, as amended. All shares of the Common Stock are owned both of record and beneficially, unless otherwise indicated.




Name and Address of Beneficial Owner (1)   No. Owned                    %
----------------------------------         ---------                 ----

Peter P. Phildius (2)(3)(10)(14)            4,877,811                  6.6
Douglas W. Scott (2)(4)(10)(15)             3,454,200                  4.7
Phildius, Kenyon & Scott("PK&S") (2)(10)    1,792,595                  2.5
Jay C. Leatherman, Jr.(2)(5)                  289,380                   *
Carl Good (2) (18)                            284,708                   *
Douglas Lewis (2)(6)(16)                    1,019,017                  1.4
James Groth (2)(7)(17)                        207,199                   *
Neil R.Gordon (2)(8)                          289,097                   *
Charles R. McCarthy (2)(9)                    233,489                   *
GIN99 LLC (11)                              6,462,515                  8.9
David Brown (12)                            8,682,056                 11.7
Alan Aker (13)                              3,557,194                  4.8
All directors and executive officers
  as a group (3)(4)(5)(6)(7)(8)(9)(10)
         (14)(15)(16)(17)(18)               8,862,306                 11.7


* Indicates beneficial ownership of less than one (1%) percent.

(1) Information with respect to holders of more than five (5%) percent of the outstanding shares of the Company's Common Stock was derived from, to the extent available, Schedules 13D and the amendments thereto on file with the Commission and the Company's records regarding stock issuances.

(2) The business address of such persons, for the purpose hereof, is c/o Avitar, Inc., 65 Dan Road, Canton, MA 02021.

(3) Includes 1,668,120 shares of the Company's Common Stock, options and warrants to purchase 1,417,096 shares of the Company's Common Stock. Also includes the securities of the Company beneficially owned by PK&S as described below in Note 10.

(4) Includes 715,501 shares of the Company's Common Stock and options to purchase 946,104 shares of the Company's Common Stock. Also includes the securities of the Company beneficially owned by PK&S as described below in Note 10.

(5) Includes 5,630 shares of the Company's Common Stock, and options to purchase 283,750 shares of the Company's Common Stock.

(6) Includes 919,017 shares of the Company's Common Stock, and options to purchase 100,000 shares of the Company's Common Stock.

(7) Includes 74,699 shares of the Company's Common Stock and options to purchase 132,500 shares of the Company's Common Stock.

(8) Includes 90,597 shares of the Company's Common Stock, warrants to purchase 90,000 shares of the Company's Common Stock granted to such director under a consulting agreement to provide services to the Company and options to purchase 108,500 shares of the Company's Common Stock.

(9) Includes 172,655 shares of the Common Stock and options to purchase 60,834 shares of the Common Stock.

(10) Represents ownership of 1,732,595 shares of the Company's Common Stock, options and warrants to purchase 60,000 shares of the Company's Common Stock. PK&S is a partnership of which Mr. Phildius and Mr. Scott are general partners.

(11) The address for such entity is c/o Clifford Chance, Rogers & Wells LLP, 200 Park Avenue, New York, NY 10166. Represents 6,462,515 shares of the Company's Common Stock.

(12) The business address for such person is 4101 Evans Avenue, Fort Meyers, FL 33901. Represents 7,432,056 shares of the Company's Common Stock and warrants to purchase 1,250,000 shares of the Common Stock.

(13) The business address for such person is 1445 Northwest Boca Raton, Boca Raton, FL 33432. Represents ownership of 2,307,194 shares of the Company's common stock and warrants to purchase 1,250,000 shares of the Common Stock.

(14) Does not include 33,600 shares of the Common Stock owned by Mr. Phildius' wife, all of which he disclaims beneficial ownership.

(15) Does not include 15,000 shares of the Common Stock owned by Mr. Scott's children, all of which he disclaims beneficial ownership.

(16) Does not include 1,035,983 shares of the Common Stock owned by Mr. Lewis' wife, all of which he disclaims beneficial ownership.

(17) Does not include 10,929 shares of the Company's Common Stock owned by a trust established for Mr. Groth's children, all of which he disclaims beneficial ownership

(18) Includes 244,708 shares of the Company's Common Stock, and options to purchase 40,000 shares of the Company's Common Stock.



SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


         Section 16(a) of the Securities Exchange Act of 1934 requires the officers and directors, and persons who own more than 10% of a registered class of equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish Avitar with copies of all Section 16(a) forms they file.



         Based on its review of the copies of such forms received by it or its written representations from certain reporting persons, the Company believes that, during Fiscal 2002, all filing requirements applicable to its officers, directors and greater than ten-percent shareholders were met except the following failures to file timely reports by Section 16(a):

o  One report (Form 4) covering 1 transaction was filed late by Neil Gordon
o  One report (Form 4) covering 1 transaction was filed late by Charles McCarthy
o  One report (Form 4) covering 1 transaction was filed late by James Groth
o  One report (Form 4) covering 1 transaction was filed late by Peter Phildius
o  One report (Form 4) covering 1 transaction was filed late by Douglas Scott
o  One report (Form 4) covering 1 transaction was filed late by Jay Leatherman



CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     PK&S, a 2.5 % beneficial owner of the Company, provided consulting services to the Company from September 1989 to May 1995. On May 28, 1992, the Company entered into a written consulting agreement with PK&S, which reflected the provisions of a previous oral agreement approved by the Company's Board of Directors in October 1990. Pursuant to its arrangement with the Company, PK&S provided the services of each of Messrs. Phildius and Scott to the Company for approximately 20 hours per week.

     On May 19, 1995, the Company's Consulting Agreement ended and was replaced by the Employment Agreements with Messrs. Phildius and Scott (See "Employment Agreements"). As requested by Messrs. Phildius and Scott and approved by the Company's Board of Directors, the salary and benefits provided under the Employment Agreements will be paid directly to PK&S. Under the terms of the current employment agreements with Peter Phildius and Douglas Scott described above, the Company pays their salaries and related expenses directly to PK&S. The aggregate of salaries, fringe benefits and reimbursement of expenses paid to PK&S by the Company on behalf of Messrs. Phildius and Scott for fiscal years 2002 and 2001 totaled $448,727 and $467,344 respectively. Since the commencement of the Employment Agreements in 1995 and to date, Messrs Phildius and Scott provided full-time services to the Company.

     In October 1996, the Company entered into a consulting agreement with N.R. Gordon & Company, Inc. Neil Gordon, a member of the Company's Board of Directors, is the President of N.R. Gordon and Company, Inc. Under this agreement, N.R. Gordon & Company, Inc. provided financial consulting services for which it received 50,000 warrants at an exercise price of $0.93 per share and was paid $100.00 per hour for all services performed. In addition, N.R. Gordon & Company, Inc. was entitled to receive commissions for certain capital raising services. During Fiscal 1998, the Company canceled the 50,000 warrants granted to N.R. Gordon & Company in 1996 and replaced them with 100,000 warrants (of which 50,000 where exercised in October 2001 and the remaining 50,000 do not expire until 2003) to purchase the Company's Common Stock for $.25 per share. No services were provided to the Company under this Agreement during Fiscal 1999 and Fiscal 2000. In March 2001, the Company entered into a new consulting agreement with N.R. Gordon & Company, Inc. for financial consulting services. Under this new agreement, N.R. Gordon and Company, Inc. received warrants to purchase 40,000 shares of the Company's common stock at an exercise price of $.79 per share (exercisable until February 2006) and it is to be paid $100.00 per hour for services rendered to the Company. Expenses incurred for N.R. Gordon & Company, Inc. amounted to $4,082 in Fiscal 2002 and $3,617 in Fiscal 2001.

     Management believes each of the foregoing transactions was entered into on terms at least as favorable to the Company as could be obtained from unrelated parties negotiating at arms-length.


                                   MANAGEMENT

         The executive officers of the Company and their respective ages and positions with the Company, as of May 9, 2003, along with certain biographical information (based solely on information supplied by them), are as follows:

Name                     Age        Title

Peter P. Phildius        73      Chairman of the Board/Chief Executive Officer
Douglas W. Scott         56      President and Chief Operating Officer
Jay C. Leatherman Jr.    59      Vice President, Chief Financial Officer and
                                   Secretary
Carl M. Good, III        59      Vice President of Research and Development
Douglas Lewis            59      Vice President, President of USDTL


PETER P. PHILDIUS

     Biographical information of Mr. Phildius is included under "Proposal No. 1, Election of Directors -- Nominees" in this Proxy Statement.

DOUGLAS W. SCOTT

     Biological information of Mr. Scott is included under "Proposal No. 1, Election of Directors -- Nominees" in this Proxy Statement.

JAY C. LEATHERMAN, JR.

     Mr. Leatherman has served as the Company's Chief Financial Officer since October 1992 and its Secretary since July 1994. He has over 26 years experience in financial management in the health care, medical products and medical diagnostic fields. Mr. Leatherman served as Vice President and Chief Financial Officer of 3030 Park, Inc. and 3030 Park Management Company from 1985 to 1992, responsible for financial, management information services and business development functions for this continuing care retirement community and management company. He served as Director of Finance and Business Services for the Visiting Nurses Association of New Haven, Inc. from 1977 to 1985. In addition, he served in a variety of accounting and financial positions with Westinghouse Electric Corporation from 1969 to 1977. Mr. Leatherman has a B.B.A in accounting from the University of Hawaii.

CARL M. GOOD, III

         Dr. Good has served as the Company's Vice President of Research and Development since February 1997 and as a consultant and member of the Company's Scientific Board since October 1996. He has over 30 years of experience in product development and operating management experience in the medical diagnostics industry. Dr. Good has held technology management positions with Millipore Corporation and most recently, worked in the development of sophisticated medical diagnostic products at Cambridge Biotech Corporation. He has received a Ph. D. in Microbial Genetics from Iowa State University and has completed Postdoctoral Study in Enzymology at the University of Wisconsin Medical School and the University of Massachusetts.


DOUGLAS LEWIS

     Mr. Lewis had been the President of USDTL since 1990 and was appointed Vice President of the Company upon the acquisition of USDTL by the Company. He has over 25 years experience in the operation and management of laboratories, which specialize in diagnostic testing for drugs of abuse. Mr. Lewis has held senior level management and consulting positions with various hospital and private laboratories in the Chicago, Illinois area. He received a Bachelor of Arts Degree in Chemistry from Grinnell College and was a Pre-Doctoral Fellow at the University of Illinois.

                             EXECUTIVE COMPENSATION



         SUMMARY COMPENSATION TABLE.

         The following table sets forth compensation earned by or paid to the Chief Executive Officer, Chief Operating Officer and other executive officers for fiscal year 2002 and, to the extent required by applicable Commission rules, the preceding two fiscal years. All of the compensation in the table below for the Chief Executive Officer and Chief Operating Officer represents management consulting fees and salary paid by Avitar to PK&S for the services of Mr. Phildius and Mr. Scott.

                          Annual Compensation Long-Term
Name/Position              Year          Salary(1)     Bonus        Compensation Options
-------------              ----          ---------     -----        ---------------------
Peter P. Phildius          2002          $200,000          0             126,000(2)
(Chairman of the Board/    2001          $200,000          0             252,000(3)
Chief Executive Officer)   2000          $170,833          0                   0
Douglas W. Scott           2002          $180,000          0              66,000(2)
(President/                2001          $180,000          0             132,000(3)
Chief Operating Officer)   2000          $162,500          0                   0
Jay C. Leatherman, Jr.     2002          $131,230          0              43,250(2)
(Chief Financial Officer)  2001          $125,000          0              87,500(3)
                           2000          $108,239          0                   0
Carl M. Good, III          2002               (5)          0             400,000(4)
(Vice President of         2001               (5)          0                   0
Research & Development)    2000          $117,981          0                   0
Douglas Lewis              2002          $126,000          0                   0
(Vice President/President  2001          $126,000          0                   0
  of USDTL)                2000          $126,000          0                   0

(1) Does not include amounts reimbursed for business-related expenses incurred by the executive officers on behalf of the Company.

(2) Reflects additional stock options granted to executive officers by the Company's Board of Directors in January 2002.

(3) Reflects additional stock options granted to executive officers by the Company's Board of Directors in September 2001.

(4) Reflects stock options granted to executive officer by the Company's Board of Directors in June 2002.

(5)  Compensation did not equal or exceed $100,000.



     PK&S is a partnership, two of whose general partners are Messrs. Phildius and Scott. PK&S provided management consulting services to the Company through May 18, 1995 pursuant to a written consulting agreement effective May 28, 1992. Under this agreement, Messrs. Phildius and Scott each devoted approximately 20 hours per week to the Company's affairs for which the Company paid a monthly consulting fee of $14,500 and reimbursed expenses. Since May 19, 1995, the Company has paid PK&S the salary and employee benefit amounts provided for their full-time services under the terms of the Company's employment agreements with Messrs. Phildius and Scott. See "Employment Agreements" below and "Certain Relationships and Related Transactions" above.


STOCK OPTION GRANTS IN LAST FISCAL YEAR.


                                                      Individual Grants

                                                     % of Total
                                 Number of          Options
                                 Securities         Granted to
                                 Underlying        Employees
                                 Options             in Fiscal         Exercise       Expiration
      Name                       Granted            Year               Price ($/sh)       Date
      ----------------------------------------------------------------------------------------------------
      Peter Phildius, CEO        126,000           7.8%                $  1.34           01/18/2012
      Douglas Scott               66,000           4.1%                   1.34           01/18/2012
       Jay Leatherman             43,250           2.7%                   1.34           01/18/2012
       Carl M.Good               400,000          25.0%                   0.46           06/03/2012




     In January 2002, the Outside Directors of the Company's Board of Directors granted options to purchase the Company's common stock as described in the above table to Peter Phildius, Douglas Scott and Jay Leatherman. Such options, which have an exercise price of $1.34 per share, will become exercisable at the rate of 20% per year for five years and will expire on January 18, 2012. In June 2002, the Company's Board of Directors granted options to purchase the Company's common stock to Carl M.Good as described in the above table. Mr. Good's options will become exercisable as follows: 200,000 shares at the rate of 20% per year for five years and 200,000 shares at the earlier of nine and one-half years or upon achieving certain performance objectives established for managers and executive officers.


OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES.

         No stock options or stock appreciation rights were exercised by the executive officers in fiscal year 2002.

As of September 30, 2002, the executive officers held options as follows, of which 52,500 were in the money:

                                                       Value of Options
                                        Options   ----------------------------
                      Total Options  Exercisable  Exercisable  Not Exercisable

Peter Phildius       2,178,000        968,400    $     0       $     0
Douglas Scott        1,398,000        764,400          0             0
Jay Leatherman         651,250        231,250      1,575             0
Carl Good              400,000              0          0             0
Douglas Lewis          250,000         75,000          0             0


EMPLOYMENT AGREEMENTS.

         Messrs. Phildius and Scott are covered by Employment Agreements (the "Employment Agreements") that commenced on May 19, 1995. Pursuant to the Employment Agreements, if Messrs. Phildius and/or Scott are terminated without "Cause" (as such term is defined in the Employment Agreements) by the Company or if Messrs. Phildius and/or Scott terminate their employment as a result of a breach by the Company of its obligations under such Agreements, he will be entitled to receive his annual base salary ($200,000 for Mr. Phildius and $180,000 for Mr. Scott) for a period of up to 18 months following such termination. In addition, if there is a "Change of Control" of the Company (as such term is defined in the Employment Agreements) and, within two years following such "Change of Control", either of Messrs. Phildius or Scott is terminated without cause by the Company or terminates his employment as a result of a breach by the Company, such executive will be entitled to certain payments and benefits, including the payment, in a lump sum, of an amount equal to up to two times the sum of (i) the executive's annual base salary and (ii) the executive's most recent annual bonus (if any). In addition, pursuant to the Employment Agreements, which have a three-year term (subject to extension), Messrs. Phildius and Scott are each entitled to annual bonus payments of up to $150,000 if the Company achieves certain levels of pre-tax income (as such term is defined in such Agreements) or alternative net income objectives established by the Board of Directors.


REQUIRED VOTE

     Election of each of the five nominees for director requires, under Avitar's Bylaws, the affirmative vote of the holders of a majority of the Avitar Common Stock and Series B and D Preferred Stock present in person or by proxy at the Avitar Annual Meeting (assuming a quorum exists) and entitled to vote thereon.

BOARD RECOMMENDATION

     The Avitar Board of Directors unanimously recommends a vote FOR election of all of the five nominees for director.


                                   ITEM NO. 2


RATIFICATION AND APPROVAL OF THE ISSUANCE OF THE MAXIMUM NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK ISSUED OR ISSUABLE IN CONNECTION WITH THE PRIVATE PLACEMENT COMMENCED IN FEBRUARY 2003, INCLUDING SHARES ISSUABLE UPON CONVERSION OF OUTSTANDING SUBORDINATED NOTES.

The Board of Directors has unanimously approved, and is hereby soliciting stockholder ratification and approval of, the issuance and reservation of the maximum number of shares of common stock issued and issuable in connection with the private placement commenced in February 2003 described below.


BACKGROUND


      In February 2003, the Company through a Placement Agent commenced a private placement, which was a best efforts offering with a minimum of $850,000 and a maximum of $1,850,000 (the "February 2003 Private Placement"). During that month, the Company entered into Subscription Agreements with accredited investors (collectively, the "Purchasers") raising gross proceeds of $955,000 and the February 2003 Private Placement terminated without further subscriptions on April 15, 2003. The Purchasers acquired units (or fractions thereof) at a price per unit of $50,000. Each "Unit" consisted of (a) a $50,000 15% Senior Subordinated Promissory Note ("Subordinated Note") and (b) 300,000 shares of common stock. The Company sold and issued an aggregate of $955,000 Subordinated Notes and 5,730,000 shares of common stock. The net proceeds were used to make scheduled principal repayments on outstanding debt, to pay debt interest when due, to pay accounts payable and otherwise to provide working capital.

         The securities offered in the February 2003 Private Placement described in this Proxy Statement have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.


REASONS FOR THIS PROPOSAL


      As part of the February 2003 Private Placement, and to comply with applicable rules of The American Stock Exchange (AMEX), the Company has agreed to seek the approval of its shareholders for both (a) the issuance and reservation of all shares of common stock issued or issuable in connection with the February 2003 Private Placement and (b) the increase in its authorized shares of common stock from 100,000,000 to at least 200,000,000 ("Shareholder Approval"). (The proposed increase of authorized shares is discussed in Item No.5 below.)


     The Company's common stock trades on AMEX. According to AMEX Listing Standard Section 713, the Company is required to obtain stockholder approval of the sale, issuance or potential issuance of the Company's common stock, or securities convertible into the Company's common stock, if the aggregate number of shares to be issued or could be issued in the transaction and related transactions equals or exceeds 20% of the Company's then outstanding shares of common stock on the date of issuance (the "Share Limit") and the purchase price for such securities is less than the greater of the book value or market value of the common stock on the date of issuance (the "Value Limit").

     As of the commencement and closing of the February 2003 Private Placement, the aggregate number of shares of common stock that may be issuable in the February 2003 Private Placement, including upon conversion of the Subordinated Notes, exceeded the Share Limit and the purchase price was less than the Value Limit. Therefore, in accordance with AMEX Listing Standard Section 713, the Company is asking its stockholders to ratify and approve the issuance and reservation of the maximum number of shares of Common Stock issuable in the February 2003 Private Placement.

TOTAL SHARES ISSUED AND COULD BE ISSUED IN THE FEBRUARY 2003 PRIVATE PLACEMENT

 Compensation shares issued to Placement Agent                          200,000
    in November 2002

 Shares issued to investors (February 2003)                           5,730,000

 Shares underlying Subordinated Notes (February 2003)                10,611,111
  convertible after Shareholder Approval and as adjusted for subsequent issuances at prices less than the initial conversion price

 Shares issued to Placement Agent as compensation                       573,000
  on February 2003 Private Placement

 Shares underlying warrants issued to Placement Agent                   461,353
  as compensation on February 2003 Private Placement and as adjusted to conversion price

 Penalty Shares if Registration Statement for                         1,814,500
  February 2003 Private Placement is not effective by
  target date (July 30, 2003) and remaining not effective
  over 19-month period (estimate based on average recent
  market prices)
                                                                   -------------
Total Shares issued/issuable in February 2003 Private Placement:     19,389,964

         The aggregate number of shares that were issued and could be issued in the February 2003 Private Placement is 19,389,964 or 29.7% of the approximate
65.3 million shares that were outstanding before the February 2003 Private Placement. If all the shares issuable in the February 2003 Private Placement (19,389,964) were issued, the cash received by the Company for all such shares would be $955,000 or approximately $0.05 per share, which is approximately $0.14 per share less than the average $0.19 closing price on the AMEX during the10 trading days preceding the closing of the February 2003 Private Placement.

         The 200,000 compensation shares issued to the Placement Agent in November 2002 had market value of approximately $62,000 based upon average closing prices on the AMEX during November 2002 of $0.31 per share. The 573,000 shares issued to the Placement Agent in the closing of the February 2003 Private Placement had market value of approximately $109,000 based upon the average $0.19 closing price on the AMEX during the10 trading days preceding the closing of the February 2003 Private Placement. The Warrants issued to the Placement Agent for the purchase of 461,353 shares have an adjusted exercise price of $0.09 per share and the closing price on the AMEX was $0.19 per share on June 18, 2003.


KEY TERMS OF THE FEBRUARY 2003 PRIVATE PLACEMENT AND SUBORDINATED NOTES

         Registration of Shares of Common Stock. The Company has agreed to register the shares of common stock issued or issuable in connection with the February 2003 Private Placement, including shares issuable upon conversion of the Subordinated Notes. As part of its compensation in the February 2003 Private Placement, the Placement Agent received (a) 10% of the shares of common stock issued and (b) Warrants to purchase 10% of the common stock issuable on conversion of the Subordinated Notes, exercisable at the conversion price of the Subordinated Notes. All of these shares are to be registered. If the Registration Statement, which was filed on June 11, 2003, does not become effective by the agreed Target Date, July 30, 2003, the Company will be obligated to issue additional shares as liquidated damages. If the Registration Statement is not declared effective by the SEC by the Target Date, then, on the Target Date and on each monthly anniversary of the Target Date thereafter until the earlier of the date the Registration Statement is declared effective by the SEC or the 19th monthly anniversary of the Target Date, the Company will issue to each Subordinated Note holder, as liquidated damages, a number of shares equal to (a) 1% of the then outstanding principal amount of the holder's Note, divided by (b) the average of the last sales price of the common stock of the Company for the ten trading days ending on each monthly anniversary date of the Target Date for which the Registration Statement was not declared effective ("Penalty Shares"). Penalty shares equal to 10 % of any Penalty Shares issued to the holders of the Subordinated Notes will also be issued to the Placement Agent.

         Optional Conversion of Subordinated Notes. Subject to Shareholder Approval, the Subordinated Notes, including accrued but unpaid interest, will be convertible, at the option of the holders, into shares of common stock at $0.09 per share. The conversion price will be subject to standard adjustments and, in addition, if shares (or derivative securities) are issued at a price (or with exercise or conversion prices) less than the conversion price, the conversion price will be automatically reduced to that lower price. If all the Subordinated Notes were converted at the present conversion price, an estimated 10.6 million shares would be issued for the principal amount alone. While the Subordinated Notes bear 15% per annum, 10% is payable quarterly and 5% accrues until maturity.

         Subordination. The Subordinated Notes are subordinate only to the senior indebtedness in the amount of approximately $1.5 million outstanding at the time of issuance, but senior to all other debt of the Company.



     Holders of Subordinated Notes Right to Demand Prepayment if Shareholder Approval is Not Obtained. If Shareholder Approval is not obtained by July 28, 2003, the holders of the Subordinated Notes then outstanding will have the right to demand pre-payment of the Subordinated Notes. At present, the principal amount outstanding on the Subordinated Notes is $955,000. Upon a demand for pre-payment by the holders of all the outstanding Subordinated Notes, the Company would owe $955,000 plus accrued and unpaid interest. There can be no assurance that the Company will be able to repay upon such demand.

CONSEQUENCES IF SHAREHOLDERS DO NOT RATIFY AND APPROVE THE FEBRUARY 2003 PRIVATE PLACEMENT

     If ratification and approval of the February 2003 Private Placement is not obtained, with Penalty Shares, it is possible that the Company may exceed the Share Limit and therefore be subject to delisting. Further, if Shareholder Approval is not obtained for any of Items 2, 3 or 4, the Company may exceed the Share Limit and therefore be subject to delisting. Finally, if Shareholder Approval, which includes both this Item 2, as well as Items 3 and 4, and Item 5 for the increase of authorized shares, is not obtained, the Subordinated Notes cannot be converted into common stock and if it is not obtained by July 28, 2003, the holders of the Subordinated Notes then outstanding will have the right to demand pre-payment of the Subordinated Notes.

REQUIRED VOTE

         Ratification and approval of the issuance and reservation of the maximum number of shares of common stock issued or issuable in connection with the February 2003 Private Placement requires the affirmative vote of the holders of a majority of the Avitar Common Stock and Series B and D Preferred Stock present in person or by proxy at the Avitar Annual Meeting (assuming a quorum exists) and entitled to vote thereon. (The holders of the 6,303,000 shares of Common Stock previously issued in the February 2003 Private Placement, if present in person or by proxy at the duly convened Annual Meeting, will be entitled to vote on all matters that properly come before the meeting, including this Item No. 2.)

BOARD RECOMMENDATION

The Board of Directors of Avitar unanimously recommends a vote FOR ratification and approval of the issuance and reservation of the maximum number of shares issued or issuable in connection with the February 2003 Private Placement.


                                   ITEM NO. 3

APPROVAL OF THE ISSUANCE OF THE MAXIMUM NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK ISSUED OR ISSUABLE IN CONNECTION WITH THE MODIFICATION AGREEMENT.

The Board of Directors has unanimously approved, and is hereby soliciting stockholder approval of, the issuance and reservation of the maximum number of shares of common stock issued and issuable in connection with the Modification Agreement described below.

BACKGROUND

      In February 2003, the Company through a Placement Agent commenced the February 2003 Private Placement, which was a best efforts offering with a minimum of $850,000 and a maximum of $1,850,000. During that month, the Company entered into Subscription Agreements with accredited investors (collectively, the "Purchasers") raising gross proceeds of $955,000 and the February 2003 Private Placement terminated without further subscriptions on April 15, 2003. The Purchasers acquired units (or fractions thereof) at a price per unit of $50,000. Each "Unit" consisted of (a) a $50,000 15% Senior Subordinated Promissory Note ("Subordinated Note") and (b) 300,000 shares of common stock. The Company sold and issued an aggregate of $955,000 Subordinated Notes and 5,730,000 shares of common stock. The net proceeds were used to make scheduled principal repayments on outstanding debt, to pay debt interest when due, to pay accounts payable and otherwise to provide working capital.

     In May 2003, the Company through the Placement Agent commenced a new private placement, which is a best efforts offering with a minimum of $250,000 and a maximum of $1,000,000, offering "New Units," each consisting of (a) a $50,000 Subordinated Note and (b) 500,000 shares of common stock (the "New
Private Placement"). The New Private Placement is conditioned upon receipt of the prior agreement ("Modification Agreement") of all the holders of the outstanding Subordinated Notes. The Modification Agreement will provide among other things (a) that the new Subordinated Notes will be ranked on the same level of debt as the then outstanding Subordinated Notes and have substantially identical terms, (b) that the holders of the outstanding Subordinated Notes will under certain circumstances be entitled to Penalty Shares if a Registration Statement, which was filed on June 11, 2003, is not effective by July 30, 2003 (a deferral from an earlier date in the original documents) and (c) defer interest accrued through May 2003 until November 2003.

         There will be no closing in the New Private Placement until the Modification Agreements have been received and accepted by the Company. In consideration for the Modification Agreements, the Company will agree, subject to the "Shareholder Approval" (hereinafter defined), to issue 200,000 shares of common stock to the holder of each outstanding $50,000 Subordinated Note (or pro rata for fractions thereof) or an aggregate of 3,820,000 shares of common stock to the holders of all the then outstanding Subordinated Notes. The Company will also issue 382,000 shares of common stock to the Placement Agent as compensation for obtaining the Modification Agreements. In addition, as compensation for the deferral of interest from May 2003 until November 2003, the holders will receive Warrants to purchase in the aggregate 358,161 shares at $0.10 per share subject to adjustments.

         The securities offered in connection with the Modification Agreement described in this Proxy Statement have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

REASONS FOR THIS PROPOSAL

     To comply with applicable rules of The American Stock Exchange (AMEX) and as part of the Modification Agreement, the Company is seeking the approval of its shareholders for both (a) the issuance and reservation of all shares of common stock issued or issuable in connection with the Modification Agreement and (b) the increase in its authorized shares of common stock from 100,000,000 to at least 200,000,000 ("Shareholder Approval"). (The proposed increase of authorized shares is discussed in Item No.5 below.)

         The Company's common stock trades on AMEX. According to AMEX Listing Standard Section 713, the Company is required to obtain stockholder approval of the sale, issuance or potential issuance of the Company's common stock, or securities convertible into the Company's common stock, if the aggregate number of shares to be issued or could be issued in the transaction and related transactions equals or exceeds 20% of the Company's then outstanding shares of common stock on the date of issuance (the "Share Limit") and the purchase price for such securities is less than the greater of the book value or market value of the common stock on the date of issuance (the "Value Limit").

         The aggregate number of shares of common stock that may be issuable in the February 2003 Private Placement and related transactions, including the Modification Agreement, exceed the Share Limit. The purchase price in the Modification Agreement is less than the Value Limit. Therefore, in accordance with AMEX Listing Standard Section 713, the Company is asking its stockholders to ratify and approve the issuance and reservation of the maximum number of shares of Common Stock issuable pursuant to the Modification Agreement.


TOTAL SHARES TO BE ISSUED AND COULD BE ISSUED IN CONNECTION WITH MODIFICATION AGREEMENT

Shares to be issued to holders of Subordinated Notes for              3,820,000
  Modification Agreements ("Consideration Shares")

Shares to be issued to Placement Agent as compensation                  382,000
  for obtaining Modification Agreements

Shares underlying Warrants for deferred interest                        358,161

Penalty Shares if Registration Statement for                          1,814,500
  Consideration Shares is not effective by
  Target Date (December 15, 2003) and remaining not effective over 19-month period (estimate based on
  average recent market prices)                                       ----------
Total Shares issued and issuable in connection with
  Modification Agreement                                              6,374,661


         The aggregate number of shares to be issued and could be issued in connection with the Modification Agreement is 6,374,661 shares or 8.4% of the approximate 75.8 million shares that are now outstanding. The 3,820,000 shares to be issued to the holders of the outstanding Subordinated Notes would have market value of approximately $725,000 and the 382,000 shares to be issued to the Placement Agent would have market value of approximately $72,500, in each case based upon the closing price on the AMEX of $0.19 per share on June 18, 2003.

         The Warrants issued to the holders of the outstanding Subordinated Notes for the purchase of 358,161 shares have an exercise price of $0.10 per share, subject to adjustments, and the closing price on the AMEX was $0.19 per share on June 18, 2003.

REGISTRATION RIGHTS UNDER THE MODIFICATION AGREEMENT

         The Company has agreed to register all the shares of common stock issued or issuable in connection with the Modification Agreements. If the Registration Statement, which is to be filed on or before October 15, 2003, does not become effective by the agreed Target Date, December 15, 2003, the Company will be obligated to issue additional shares as liquidated damages. If the Registration Statement is not declared effective by the SEC by the Target Date, then, on the Target Date and on each monthly anniversary of the Target Date thereafter until the earlier of the date the Registration Statement is declared effective by the SEC or the 19th monthly anniversary of the Target Date, the Company will issue to each Subordinated Note holder, as liquidated damages, a number of shares equal to (a) 1% of the then outstanding principal amount of the holder's Note, divided by (b) the average of the last sales price of the common stock of the Company for the ten trading days ending on each monthly anniversary date of the Target Date for which the Registration Statement was not declared effective ("Penalty Shares"). Penalty shares equal to 10 % of any Penalty Shares issued to the holders of the Notes will also be issued to the Placement Agent.

CONSEQUENCES IF SHAREHOLDERS DO NOT APPROVE THE MODIFICATION AGREEMENT

     If approval of the Modification Agreement is not obtained, it is possible that the Company may exceed the Share Limit and therefore be subject to delisting. Further, if Shareholder Approval is not obtained for any of Items 2, 3 or 4, the Company may exceed the Share Limit and therefore be subject to delisting. Finally, if Shareholder Approval, which includes both this Item 3, as well as Items 2 and 4, and Item 5 for the increase of authorized shares, is not obtained, the Subordinated Notes cannot be converted into common stock and if it is not obtained, the Subordinated Notes cannot be converted into common stock and if it is not obtained by July 28, 2003, the holders of the Subordinated Notes then outstanding will have the right to demand pre-payment of the Subordinated Notes.

REQUIRED VOTE

         Approval of the issuance and reservation of the maximum number of shares of common stock issued or issuable in connection with the Modification Agreement requires the affirmative vote of the holders of a majority of the Avitar Common Stock and Series B and D Preferred Stock present in person or by proxy at the Avitar Annual Meeting (assuming a quorum exists) and entitled to vote thereon.

BOARD RECOMMENDATION

The Board of Directors of Avitar unanimously recommends a vote FOR approval of the issuance and reservation of the maximum number of shares issued or issuable in connection with the Modification Agreement.

                                   ITEM NO. 4

APPROVAL OF THE ISSUANCE OF THE MAXIMUM NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK ISSUED OR ISSUABLE IN CONNECTION WITH THE NEW PRIVATE PLACEMENT, INCLUDING SHARES ISSUABLE UPON CONVERSION OF NEW SUBORDINATED NOTES.

The Board of Directors has unanimously approved, and is hereby soliciting stockholder approval of, the issuance and reservation of the maximum number of shares of common stock issued and issuable in connection with the New Private Placement described below.

BACKGROUND

      In February 2003, the Company through a Placement Agent commenced the February 2003 Private Placement, which was a best efforts offering with a minimum of $850,000 and a maximum of $1,850,000. During that month, the Company entered into Subscription Agreements with accredited investors (collectively, the "Purchasers") raising gross proceeds of $955,000 and the February 2003 Private Placement terminated without further subscriptions on April 15, 2003. The Purchasers acquired units (or fractions thereof) at a price per unit of $50,000. Each "Unit" consisted of (a) a $50,000 15% Senior Subordinated Promissory Note ("Subordinated Note") and (b) 300,000 shares of common stock. The Company sold and issued an aggregate of $955,000 Subordinated Notes and 5,730,000 shares of common stock. The net proceeds were used to make scheduled principal repayments on outstanding debt, to pay debt interest when due, to pay accounts payable and otherwise to provide working capital.

          In May 2003, the Company through the Placement Agent commenced a new private placement, which is a best efforts offering with a minimum of $250,000 and a maximum of $1,000,000, offering "New Units," each consisting of (a) a $50,000 Subordinated Note and (b) 500,000 shares of common stock (the "New Private Placement"). The New Private Placement is conditioned upon receipt of the prior agreement ("Modification Agreement") of all the holders of the outstanding Subordinated Notes.

         The securities offered in the New Private Placement described in this Proxy Statement have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

REASONS FOR THIS PROPOSAL

         To comply with applicable rules of The American Stock Exchange (AMEX) and as part of the New Private Placement, the Company is seeking the approval of its shareholders for both (a) the issuance and reservation of all shares of common stock issued or issuable in connection with the New Private Placement and
(b) the increase in its authorized shares of common stock from 100,000,000 to at least 200,000,000 ("Shareholder Approval"). (The proposed increase of authorized shares is discussed in Item No.5 below.)

     The Company's common stock trades on AMEX. According to AMEX Listing Standard Section 713, the Company is required to obtain stockholder approval of the sale, issuance or potential issuance of the Company's common stock, or securities convertible into the Company's common stock, if the aggregate number of shares to be issued or could be issued in the transaction and related transactions equals or exceeds 20% of the Company's then outstanding shares of common stock on the date of issuance (the "Share Limit") and the purchase price for such securities is less than the greater of the book value or market value of the common stock on the date of issuance (the "Value Limit").

         The aggregate number of shares of common stock that may be issuable in the February 2003 Private Placement and related transactions, including the New Private Placement, exceed the Share Limit. The purchase price in the New Private Placement is less than the Value Limit. Therefore, in accordance with AMEX Listing Standard Section 713, the Company is asking its stockholders to ratify and approve the issuance and reservation of the maximum number of shares of Common Stock issuable pursuant to the New Private Placement.

TOTAL SHARES THAT COULD BE ISSUED IN THE NEW PRIVATE PLACEMENT

Shares that may be issued in the New Private Placement                10,000,000
         (2,500,000 at the initial closing) after receipt of Modification Agreements

Shares underlying Subordinated Notes that may be issued               11,111,111
         in the New Private Placement convertible after Shareholder Approval

Shares that may be issued to Placement Agent as                        1,000,000
         compensation on New Private Placement (250,000 at the initial closing) after receipt of Modification Agreements

Shares underlying warrants that may be issued to                       1,111,111
         Placement Agent as compensation on the
         New Private Placement

Penalty Shares if Registration Statement for
                  Shares in the New Private Placement is not effective by
         Target Date (December 15, 2003) and remaining not
         effective over 19-month period (estimate based on
         average recent market prices)                                 1,900,000
                                                                       ---------

Total Shares To Be Issued and Issuable In Connection With
The New Private  Placement                                            25,122,222

The aggregate number of shares to be issued and could be issued in connection with to the New Private Placement is 25,122,222 shares or 33.2% of the approximate 75.8 million shares that are now outstanding. If all the shares issuable in the New Private Placement (25,122,222) were issued, the cash received by the Company for all such shares would be $1,000,000 or approximately $0.04 per share, which is approximately $0.15 per share less than the average $0.19 closing price on the AMEX on June 18, 2003.

         If the New Private Placement closed at the maximum offering of $1,000,000, both 1,000,000 shares and Warrants to purchase 1,111,111 shares would be issued to the Placement Agent. The 1,000,000 shares would have an estimated market value of approximately $190,000 based upon the closing price on the AMEX of $0.19 per share on June 18, 2003. The Warrants would have an exercise price of $0.09 per share, subject to adjustment, and as noted above the closing price on the AMEX was $0.19 per share on June 18, 2003.



KEY TERMS OF THE NEW PRIVATE PLACEMENT AND SUBORDINATED NOTES

                  Registration of Shares of Common Stock. The Company has agreed to register all the shares of common stock issued or issuable in connection with the New Private Placement, including shares issuable upon conversion of the Subordinated Notes. If the Registration Statement, which is to be filed on or before October 15, 2003, does not become effective by the agreed Target Date, December 15, 2003, the Company will be obligated to issue additional shares as liquidated damages. If the Registration Statement is not declared effective by the SEC by the Target Date, then, on the Target Date and on each monthly anniversary of the Target Date thereafter until the earlier of the date the Registration Statement is declared effective by the SEC or the 19th monthly anniversary of the Target Date, the Company will issue to each Subordinated Note holder, as liquidated damages, a number of shares equal to (a) 1% of the then outstanding principal amount of the holder's Note, divided by (b) the average of the last sales price of the common stock of the Company for the ten trading days ending on each monthly anniversary date of the Target Date for which the Registration Statement was not declared effective ("Penalty Shares"). Penalty shares equal to 10 % of any Penalty Shares issued to the holders of the Subordinated Notes will also be issued to the Placement Agent.

         Optional Conversion of Subordinated Notes. Subject to Shareholder Approval, the new Subordinated Notes, including accrued but unpaid interest, will be convertible, at the option of the holders, into shares of common stock at $0.09 per share. The conversion price will be subject to standard adjustments and, in addition, if shares (or derivative securities) are issued at a price (or with exercise or conversion prices) less than the conversion price, the conversion price will be automatically reduced to that lower price. If the New Private Placement closed at the maximum $1,000,000, the new Subordinated Notes, subject to Shareholder Approval, would be convertible in the aggregate into approximately 11.1 million shares for the principal amount alone. While the Subordinated Notes bear 15% per annum, 10% is payable quarterly and 5% accrues until maturity.

         Subordination. The new Subordinated Notes, like the currently outstanding Subordinated Notes, will be subordinate only to the senior indebtedness in the amount of approximately $1.5 million now outstanding, but senior to all other debt of the Company.

     Holders of Subordinated Notes Right to Demand Prepayment if Shareholder Approval is Not Obtained. If Shareholder Approval is not obtained by July 28, 2003, the holders of the Subordinated Notes then outstanding will have the right to demand pre-payment of the Subordinated Notes. At present, the principal amount outstanding on the Subordinated Notes is $955,000. However, if the maximum amount of the New Private Placement were issued, the principal amount outstanding on the Subordinated Notes would be $1,955,000. Upon a demand for pre-payment by the holders of all the outstanding Subordinated Notes, the Company would owe $1,955,000 plus accrued and unpaid interest. There can be no assurance that the Company will be able to repay upon such demand.

CONSEQUENCES IF SHAREHOLDERS DO NOT APPROVE THE NEW PRIVATE PLACEMENT

         If approval of the New Private Placement is not obtained, it is possible that the Company may exceed the Share Limit and therefore be subject to delisting. Further, if Shareholder Approval is not obtained for any of Items 2, 3 or 4, the Company may exceed the Share Limit and therefore be subject to delisting. Finally, if Shareholder Approval, which includes both this Item 4, as well as Items 2 and 3, and Item 5 for the increase of authorized shares, is not obtained, the Subordinated Notes cannot be converted into common stock and if it is not obtained by July 28, 2003, the holders of the Subordinated Notes then outstanding will have the right to demand pre-payment of the Subordinated Notes.

REQUIRED VOTE

         Approval of the issuance and reservation of the maximum number of shares of common stock issued or issuable in connection with the New Private Placement requires the affirmative vote of the holders of a majority of the Avitar Common Stock and Series B and D Preferred Stock present in person or by proxy at the Avitar Annual Meeting (assuming a quorum exists) and entitled to vote thereon.

BOARD RECOMMENDATION

The Board of Directors of Avitar unanimously recommends a vote FOR approval of the issuance and reservation of the maximum number of shares issued or issuable in connection with the New Private Placement.



                                   ITEM NO. 5


APPROVAL OF AMENDMENT OF CERTIFICATE OF INCORPORATION TO EFFECT AN INCREASE OF AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 TO 200,000,000


         The Board of Directors has unanimously approved, and is hereby soliciting stockholder approval of, an amendment to the Certificate of Incorporation (the "Amendment"), effecting an increase in the number of authorized shares of Common Stock from 100,000,000 to 200,000,000.

          The Certificate of Incorporation now provides for 100,000,000 authorized shares of Common Stock, par value $.01 per share, of which 73,063,197 were issued and outstanding as of the Record Date; and 5,000,000 shares of Preferred Stock, par value $.01, of which 136,202 were issued and outstanding as of the Record Date. The Amendment would increase the number of authorized shares of Common Stock to 200,000,000.

REASONS FOR THE INCREASE

         In the February 2003 Private Placement, and to comply with applicable rules of The American Stock Exchange (AMEX), the Company agreed to seek the approval of its shareholders for both (a) the issuance and reservation of all shares of common stock issued or issuable in connection with the February 2003 Private Placement and (b) the increase in its authorized shares of common stock, as determined by the Board of Directors in view of the New Private Placement, from 100,000,000 to 200,000,000 ("Shareholder Approval").


         Subject to Shareholder Approval and in view of adjustments, the outstanding Subordinated Notes will be convertible in the aggregate into approximately 10.6 million shares of common stock for the principal amount alone. If the maximum amount of the New Private Placement were closed, the new Subordinated Notes would be convertible into approximately an additional 11.1 million shares of common stock. In addition, outstanding shares of Preferred Stock are now convertible in the aggregate into approximately 2.5 million shares of common stock. Further, holders of outstanding warrants are entitled to purchase approximately 14 million shares of common stock at prices ranging from $.01 to $3.83 and subject to a limited-time offer at $.09 per share. Finally, there are outstanding employee stock options (approximately 45% vested) to purchase approximately 10.5 million shares of common stock at prices ranging primarily from $.20 to $3.11 and an additional 1.5 million shares have been reserved for future employee stock options and an additional approximately 950,000 shares of common stock are reserved for the 2001 Employee Stock Purchase Plan. Therefore, on a fully diluted basis and in view of adjustments and the New Private Placement, the Company may require approximately 150 million shares.

         The majority of the proposed increase to 200,000,000 authorized shares of Common Stock will be shares reserved for the conversion of the outstanding Subordinated Notes, the New Private Placement, conversions of Preferred Stock, exercises of the outstanding warrants and options, future financings to grow the business and completion of acquisitions as described below. After Shareholder Approval, approximately 45 million to 50 million shares should be available for future financings and acquisitions.


         Proceeds from both any exercises of outstanding warrants and options and the New Private Placement are anticipated to be used primarily to provide the necessary working capital to operate Avitar. For the balance of fiscal year 2003, Avitar's cash requirements are expected to include primarily the funding of operating losses, the payment of outstanding accounts payable and the payment of principal and interest due on existing debt and, to the extent available, the funding of operating capital to grow Avitar's rapid diagnostic testing and other lines of business.

         The Board of Directors determined to increase the authorized Common Stock to 200,000,000 shares both as required pursuant to the Subscription Agreements to increase the authorized shares to at least 125,000,000 and to ensure that sufficient shares of Common Stock were authorized and available to cover the outstanding convertible Subordinated Notes ($955,000 in principal amount), Preferred Stock, warrants and options and the New Private Placement and any additional shares of Common or Preferred Stock and warrants or options, which it may determine to issue or grant in the future.


         Further, Avitar may explore possible acquisitions, which would likely involve the issuance of some or all of the additional authorized shares of common stock as all or a portion of the purchase prices of any acquisitions of companies, businesses and/or assets it may effect in the future. In such an event, Avitar's stockholders may not need to be solicited for any specific acquisitions if they approve the current proposal to increase Avitar's authorized common stock. Accordingly, Avitar's stockholders' only opportunity to specifically vote on and approve any such acquisitions could be their vote on the current proposal to increase Avitar's authorized common stock. Except as disclosed above, Avitar does not believe that the increase in its authorized common stock will have any significant effects on the stockholders of Avitar, nor does it believe that such increase will have any significant benefits to the officers, directors or affiliates of Avitar.


         In order to effect the increase, the stockholders are being asked to approve the Amendment. The Board of Directors believes that the increase is in the best interests of Avitar and has unanimously approved the increase. The Board of Directors may make any and all changes to the Amendment that it deems necessary in order to file the Amendment with the Delaware Secretary of State and give effect to the increase.

NO DISSENTERS' RIGHTS

         Dissenting stockholders have no appraisal rights under Delaware law or under the Company's Certificate of Incorporation or Bylaws in connection with the increase.

REQUIRED VOTE

        Pursuant to the Delaware General Corporation Law, the approval of the Amendment to Avitar's Certificate of Incorporation to provide for the increase in number of authorized shares of Common Stock requires the affirmative vote of the holders of a majority of the outstanding shares of Avitar Common Stock and Series B and D Preferred Stock.

BOARD RECOMMENDATION

    The Board of Directors of Avitar unanimously recommends a vote FOR the Amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 200,000,000.



                                   ITEM NO. 6
                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS


         The Board of Directors of Avitar selected BDO Seidman, LLP as auditors for the fiscal year ending September 30, 2003, subject to stockholder approval by ratification. BDO Seidman, LLP has been the independent auditors for Avitar since December 1992. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting, at which time he or she will be afforded an opportunity to make a statement, and will be available to respond to questions.

         The Board of Directors of Avitar may, in its discretion, direct appointment of new independent auditors at any time during the fiscal year if the Board believes such change would be in the best interests of Avitar and its stockholders. No such change is anticipated.

REQUIRED VOTE

         Approval of ratification of BDO Seidman, LLP requires the affirmative vote of the holders of a majority of the Avitar Common Stock and Series B and D Preferred Stock present in person or by proxy at the Avitar Annual Meeting (assuming a quorum exists) and entitled to vote thereon.

BOARD RECOMMENDATION

         The Board of Directors of Avitar unanimously recommends a vote FOR the ratification of BDO Seidman, LLP as auditors for the fiscal year ending September 30, 2003.



                              SHAREHOLDER PROPOSAL
                            ITEM NO. 7 ON PROXY CARD

The shareholder named below has told us that it intends to have the following proposal presented at the Annual Meeting. Approval of the shareholder proposal requires the affirmative vote of a majority of eligible shares present at the Annual Meeting, in person or by proxy, and voting on the matter. The Board of Directors has concluded that it cannot support this proposal for the reasons given.

Item 7 on Proxy Card

GIN99, LLC, 668 North Coast Highway, #225, Laguna Beach, CA 92651, owner of 6,462,515 shares of the Company's common stock, proposes the following:

"Proposal


         RESOLVED: In an effort to address the serious concerns raised by the Sarbanes-Oxley Act of 2002 (the "Act") and the corporate governance and compliance issues attendant thereto, the shareholders have determined that:

          The positions of Chief Executive Officer and Chairman of the Board be segregated so that these positions are from this time forward held by two different individuals."


BOARD OF DIRECTORS' POSITION:

The Board of Directors believes that the establishment of a Chairman of the Board different from the Chief Executive Officer will create another personnel requirement without sufficient corresponding benefit to the Company. In the Board's opinion, the segregation of the positions of Chairman and Chief Executive Officer is impractical and excessively expensive for Avitar or any company similar in size and nature to Avitar.

The Board of Directors believes that segregation of the Chairman and CEO is not in the best interests of Avitar and its shareholders.

The Board of Directors recommends a vote AGAINST this proposal.


                                 OTHER BUSINESS

     The proxy confers discretionary authority on the proxies with respect to any other business, which may come before the Annual Meeting. The Board of Directors of Avitar knows of no other matters to be presented at the Annual Meeting. The persons named in the proxy will vote the shares for which they hold proxies according to their best judgment if any matters not included in this Proxy Statement properly come before the meeting.


                  INCORPORATION OF ANNUAL REPORT ON FORM 10-KSB

     We are incorporating by reference the information contained in the Annual Report on Form 10-KSB for the year ended September 30, 2002, including our most recent audited financial statements and management's discussion and analysis of financial condition and results of operations. The Annual Report was filed with the SEC under the Exchange Act and will be delivered to our shareholders with this Proxy Statement.


                              STOCKHOLDER PROPOSALS

     Any stockholder proposal to be included in the proxy statement and form of proxy relating to the 2004 Annual Meeting of Avitar Stockholders must be received by the close of business on March 1, 2004 and must comply in all other respects with the rules and regulations of the Securities and Exchange Commission. Proposals should be addressed to: Corporate Secretary, Avitar, Inc., 65 Dan Road, Canton, Massachusetts 02021.

SHARES                            AVITAR, INC.                    PROXY NO.
                    65 Dan Road, Canton, Massachusetts 02021

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Peter P. Phildius and Douglas W. Scott as Proxies, each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated below and on the reverse hereof, all shares of common stock of Avitar, Inc. ("Avitar") or shares of Series B, C or D Preferred Stock of Avitar held of record by the undersigned on June 19, 2003 at the Annual Meeting of stockholders of Avitar to be held on July 28, 2003 or any adjournments thereof.


     The undersigned hereby revokes any proxies heretofore given to vote said shares.

     The undersigned hereby acknowledges receipt of Avitar's Annual Report for 2002 and of the Notice of Annual Meeting of Stockholders and attached Proxy Statement dated June 30, 2003.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Items 1, 2, 3, 4, 5 and 6, and against Item 7. Please sign exactly as your name appears to the left hereof. When signing as corporate officer, partner, attorney, administrator, trustee or guardian, please give your full title as such.


                                       Dated                        , 2003



                                      Authorized Signature
                                      Title

Please mark boxes on reverse hereof in blue or black ink. Please date, sign and return this Proxy Card promptly using the enclosed envelope.



1. Election of Directors.

For all nominees listed below (except as marked to the contrary listed below)
[_ ]

Withhold Authority to vote for all nominees marked to the contrary below  [ _ ]

(Instruction: To withhold authority to vote for any individual nominee strike a line through the nominee's name below.)

Peter P. Phildius            Douglas W. Scott               Neil R.Gordon
                 James Groth              Charles R. McCarthy, Jr.


2. To ratify and approve the issuance and reservation of shares of common stock issuable in connection with the February 2003 Private Placement as described in the Proxy Statement.

        For                   Against              Abstain
        ----------------   ----------------       -------------

3. To approve the issuance and reservation of shares of common stock issuable in connection with the Modification Agreement as described in the Proxy Statement.

        For                   Against              Abstain
        ----------------   ----------------       -------------

4. To approve the issuance and reservation of shares of common stock issuable in connection with the New Private Placement as described in the Proxy Statement.

        For                   Against              Abstain
        ----------------   ----------------       -------------

5. To adopt the Amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000.

        For                Against          Abstain
         --------------    -----------------       --------------

      6. To ratify the appointment of BDO Seidman, LLP as independent public accountants for Avitar for the fiscal year ending September 30, 2003.

         For                          Against               Abstain
         ----------------       ----------------        -------------

7. To approve the Shareholder Proposal described in the Proxy Statement.

        For                     Against             Abstain
   ----------------        -----------------       --------------